UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 18, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2014, the Board of Directors (the “Board”) of Kaman Corporation (the “Company”), after receiving the favorable recommendation of the Personnel & Compensation Committee (the “P&C Committee”), took action to approve the following:  (i) an Executive Employment Agreement between the Company and Robert D. Starr, its Senior Vice President and Chief Financial Officer (the “Employment Agreement”), (ii) Amendment No. 3 to the Executive Employment Agreement between the Company and Neal J. Keating, its Chairman, President and Chief Executive Officer (the “Employment Agreement Amendment”), and (iii) the Third Amendment to the Kaman Corporation Post-2004 Deferred Compensation Plan (the “Plan Amendment”).

Each of the foregoing is summarized in more detail below, and a complete copy of each is filed as an exhibit to this report and is incorporated herein by reference.  The following summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document filed as an exhibit to this report.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the documents filed herewith, and all definitions set forth below are qualified by reference to the full text of the definitions set forth in the documents filed herewith.

Executive Employment Agreement with Mr. Starr

Term of Employment.  The Employment Agreement provides for an initial term of three (3) years commencing as of the Effective Date, subject to automatic renewal for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term or any renewal period, the Company or the Executive notifies the other that the Employment Agreement shall terminate on its expiration date.  The initial term of employment, as it may be extended from year-to-year thereafter, is referred to as the “Employment Term.”

Position; Salary; Short and Long-Term Incentives.  The Employment Agreement provides that the Executive shall serve as Senior Vice President and Chief Financial Officer of the Company at an annual base salary of $386,000 (“Base Salary”), subject to possible increase in the sole discretion of the Board.  The Executive shall be eligible to participate in all bonus and other short and long term incentive compensation plans and programs offered to the Company’s senior executives at a level commensurate with his position.  The Executive shall have the opportunity to earn an annual target bonus measured against performance criteria to be determined by the Board (or a committee thereof) equal to at least 60% of his Base Salary.

Compensation Recapture in the Event of a Mandatory Restatement.  In the event that there is a Mandatory Restatement of the Company’s financial statements for fiscal year 2014 or any year thereafter that results directly from the fraudulent or knowing, intentional misconduct, of the Executive, the Employment Agreement provides that the Executive shall pay the Company an amount, denominated as the Recapture Amount, equal to the difference between (i) the Incentive Compensation paid or received (or to be paid or received) pursuant to awards made within the twelve-month period following first issuance of financial statements that subsequently become subject to the Mandatory Restatement, and (ii) the amount that would have been paid or received based on the financial results reported in the Mandatory Restatement, as determined by the P&C Committee.

For purposes of the foregoing, a “Mandatory Restatement” is a restatement of the Company’s financial statements which is required, in the good faith opinion of the Company’s independent registered public accounting firm (the “Auditors”), pursuant to generally accepted accounting principles, but excludes restatements that are a consequence of a change in generally accepted accounting rules effective after the publication of the first issuance of such financial statements.  A “Mandatory Restatement” does not include a restatement that occurs more than three (3) years after the Executive’s termination of employment or one that, in the good faith judgment of the Board’s Audit Committee, is due to a change in the manner in which the Auditors or government authorities interpret the application of generally accepted accounting principles or is otherwise due to events, facts, or changes in law or practice that are considered by the Audit Committee to be immaterial.

“Incentive Compensation” means amounts paid or received (or to be paid or received) under awards made on or after the Effective Date with respect to fiscal periods beginning with 2014, pursuant to (i) annual cash incentive awards under the Company’s Cash Bonus Plan, (ii) long-term performance awards under the Company’s Management Incentive Plan (“MIP”), (iii) other equity-based awards under the MIP if vesting or lapse of restrictions is dependent upon achievement of financial performance objectives, and (iv) like compensation under other or successor plans when entitlement to payments is dependent upon the achievement of financial performance objectives.

The P&C Committee is generally responsible for the administration of the compensation recapture provisions of the Employment Agreement and the P&C Committee’s decisions are final and binding on the parties, except for the responsibilities of the Audit Committee (described above) and the Executive’s right to appeal to the full Board for a review of any determination that the Executive believes is incorrect, excessive or otherwise inequitable.

The compensation recapture provisions set forth in the Employment Agreement shall be null and void and of no further effect upon the earlier of: (i) the date on which the Company is required to comply with rules or regulations promulgated by the U.S. Securities and Exchange Commission to implement the requirements of Section 954 of the Dodd-Frank Act (“Section 954 Rules”) or (ii) the effective date of a clawback policy adopted by the P&C Committee.  The Employment Agreement provides that the Executive shall be bound by the Section 954 Rules or any clawback policy adopted by the Committee without further amendment of the Employment Agreement.

Other Employment Benefits.  The Employment Agreement provides that the Executive shall be entitled to receive the following additional compensation and benefits:

•
Benefit Plans.  The Executive shall be entitled to participate in all employee benefit plans of the Company including, but not limited to, 401(k), profit sharing, medical coverage, education, and other welfare benefits and perquisites that the Company has adopted or may adopt, maintain or contribute to for the benefit of its senior executives.

•	Vacation. The Executive shall be entitled to at least three (3) weeks of paid vacation per year.
•	Automobile. The Company shall provide the Executive with a monthly automobile allowance in accordance with the Company’s perquisites policy in effect from time to time.

Severance Benefits.  The Employment Agreement provides that Executive shall be entitled to severance benefits only if (i) his employment is terminated without Cause or he resigns with Good Reason during the Employment Term, and (ii) he signs a release agreement.  The severance benefits payable to the Executive upon a termination of employment without Cause or resignation for Good Reason include the following:

•
Unpaid Base Salary through the date of termination, any accrued vacation, any earned and unpaid bonus or long-term performance (“LTIP”) award with respect to a completed performance period, reimbursement for any unreimbursed expenses through the date of termination and all accrued and vested benefits under the Company’s compensation and benefit plans, programs and arrangements (collectively, the “Accrued Amounts”).

•	A pro-rata portion of his annual bonus for the performance year in which the termination occurs based upon the Company’s actual performance.
•
A lump-sum payment equal to two (2) times his then current Base Salary and most recent bonus paid or earned, subject to reduction as set forth in the Employment Agreement if termination of employment occurs within two (2) years of the Executive’s Retirement Eligibility Date.

•
A pro-rata payment in respect of each outstanding cash-based LTIP award for which the performance period has not yet been completed as of the date of termination based on the Company’s actual performance and when paid to other senior executives.

•
Continued participation at Company expense on a monthly basis for up to 24 months in all medical, dental and vision plans which cover the Executive and his eligible dependents, subject to offset due to future employment.

If the Executive is discharged with Cause or resigns without Good Reason, he will receive only the Accrued Amounts.

If the Executive’s employment is terminated due to his death or Disability, he or his estate, as applicable, will receive his Accrued Amounts and a pro-rata portion of his annual bonus for the performance year in which his death or Disability occurred based on target performance.

If the Executive retires after age 65 or such other age at or after age 62 as the P&C Committee may approve (his “Retirement Eligibility Date”), he will receive (i) a pro-rata portion of his annual bonus for the year of retirement based on the Company’s actual performance, (ii) pro-rata vesting of his LTIP awards (as described above), and (iii) the Accrued Amounts.

The Executive’s outstanding equity awards shall become fully vested upon (i) his retirement after attaining his Retirement Eligibility Date, (ii) the termination of his employment without Cause, for Disability, or due to death, (iii) his resignation for Good Reason, or (iv) a Change in Control.

For purposes of the foregoing, “Cause” means (i) the Executive’s conviction of (or a plea of guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a determination by a majority of the Board in good faith that the Executive has (A) willfully and continuously failed to perform substantially his duties (other than any such failure resulting from the Executive’s Disability or incapacity due to bodily injury or physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, (B) engaged in illegal conduct, an act of dishonesty or gross misconduct, in each case which is in the course of the Executive’s employment and materially injurious to the Company, or (C) willfully violated a material requirement of the Company’s Code of Business Conduct and Ethics or the Executive’s fiduciary duty to the Company.

“Good Reason” means, without the Executive’s express written consent, the occurrence of any of the following events:  (i) the Company removing the Executive from the position of Senior Vice President and Chief Financial Officer of the Company (other than for Cause); (ii) a reduction of the Executive’s Base Salary, annual initial target bonus opportunity or modified bonus opportunity, to the extent the modification to the initial target bonus opportunity is adverse to the Executive relative to the modifications made to the initial target bonus opportunities of other senior officers of the Executive’s business unit; (iii) a failure to pay the Executive’s compensation or benefits; (iv) the Executive being required to relocate to a principal place of employment more than 50 miles from the Executive’s principal place of employment with the Company as of the Effective Date; (v) the assignment of duties to the Executive that are materially inconsistent with the Executive’s position as Senior Vice President and Chief Financial Officer of the Company; or (vi) the Executive no longer being a direct report to the CEO of the Company prior to a Change in Control.

A “Change in Control” is defined in the Executive’s Change in Control Agreement to mean, subject to certain enumerated exceptions, any of the following events:  (i) any Person (as defined) becoming the Beneficial Owner directly or indirectly, of Company securities representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of directors; (ii) during any period of two (2) consecutive years, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) ceasing to constitute at least a majority of the Board; (iii) the consummation of a merger of the Company with any other business entity; (iv) the approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition of all or substantially all of the Company’s assets.

In the event that the Executive is entitled to receive severance benefits upon termination of employment, the Employment Agreement further provides that he shall not solicit the employees of the Company and its subsidiaries for two (2) years following the date of termination and shall refrain from competing with the Company and its subsidiaries until his Retirement Eligibility Date or two years from the date that his employment terminates, whichever is earlier.

Coordination between Employment Agreement and Change in Control Agreement.  As disclosed in the Company’s Current Report on Form 8-K, dated June 7, 2013, the Executive also has a Change in Control Agreement (the “Change in Control Agreement”) that provides certain benefits upon a Change in Control of the Company.  The Employment Agreement provides that the Executive will not be entitled to receive full severance benefits under both the Employment Agreement and the Change in Control Agreement.  In the event that the Executive’s employment is terminated under circumstances that result in the payment of severance benefits under both the Employment Agreement and the Change in Control Agreement, the severance payments under the Change in Control Agreement shall be paid in lieu of any severance benefits otherwise payable under the Employment Agreement.

Amendment No. 3 to Executive Employment Agreement with Mr. Keating

Mr. Keating’s Executive Employment Agreement includes compensation recapture provisions that are substantially similar to the compensation recapture provisions set forth in Mr. Starr’s Executive Employment Agreement (described above), except that Mr. Keating’s Executive Employment Agreement did not contain the provisions relating to the adoption of rules or regulations under Section 954 of the Dodd-Frank Act or the adoption of a clawback policy by the P&C Committee.  The Employment Agreement Amendment adds these provisions to Mr. Keating’s Executive Employment Agreement.

Third Amendment to Post-2004 Deferred Compensation Plan

The Plan Amendment amends the Kaman Corporation Post-2004 Deferred Compensation Plan (the “Plan”) to (i) revise the definition of “Eligible W-2 Earnings” to add back any deferral contributions made on a participant’s behalf under the Plan or any other plan of deferred compensation maintained by the Company for purposes of calculating the Supplemental Deferred Compensation benefit to which a participant is entitled; and (ii) eliminate the provisions requiring the Company to credit the accounts of certain participants with Additional Deferred Compensation.  The first change was effectuated in order to eliminate the financial disincentive for a participant to defer earnings under the Plan, and the second change was effectuated in order to eliminate a benefit that was unduly complicated to administer and applicable to only a small number of highly compensated participants.

Item 9.01      Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

10.1	Executive Employment Agreement, dated November 18, 2014, by and between the Company and Robert D. Starr.
10.2	Amendment No. 3 to Executive Employment Agreement, dated November 18, 2014, between the Company and Neal J. Keating.
10.3	Third Amendment to Kaman Corporation Post-2004 Deferred Compensation Plan, dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date:  November 21, 2014

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1	Executive Employment Agreement, dated November 18, 2014, by and between the Company and Robert D. Starr.	Filed Herewith

10.2	Amendment No. 3 to Executive Employment Agreement, dated November 18, 2014, between the Company and Neal J. Keating.	Filed Herewith

10.3	Third Amendment to Kaman Corporation Post-2004 Deferred Compensation Plan, dated November 18, 2014.	Filed Herewith